SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (date of earliest event reported) November 27, 1998.

                        CONTINENTAL HERITAGE CORPORATION
               (Exact name of Registrant as Specified in Charter)

           Delaware                  0-7633         75-1449332
(State of incorporation)        (Commission        (IRS Employer
                                 File Number)       Identification No.)

              2140 America's Cup Circle, Las Vegas, Nevada  89117
           (Address of Principal Executive Offices)        (Zip Code)

     Registrant's telephone number, including area code     (702) 228-8146

                   1020 Macon Street, Fort Worth, Texas 76102
          Former Name or Former Address, if Changed Since Last Report

Incorporation of Information by Reference:

   Registrant's Schedule 14(f)(1), Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1034 and Rule 14(f)(1) thereunder, filed with the Commission on November 25, 1998, is incorporated herein by reference.

Item 1.  Change in Control of Registrant

   In connection with the acquisition described under Item 2, effective on November 27, 1998, the current officers and directors (Walter G. Cook and Peggy Janes) of Continental Heritage Corporation (the "Company") resigned as officers and directors and caused the designees ("Designees") of the shareholders of Encore International, Inc. ("Encore") to be elected as directors. The election of the Designees was a condition, among others, of the closing of the acquisition. Consummation of the acquisition and election of the Designees resulted in a change of control of the Company. The new directors of the Company are Lee Kaplan, Steve Gould and Robert Bray. Messrs. Kaplan and Gould each beneficially own 30.4% of the Company's outstanding common stock and Mr. Bray beneficially owns 8.0%.

Item 2.  Acquisition or Disposition of Assets

   Pursuant to a Stock Exchange Agreement (the "Agreement") between the Company and the holders of all of the outstanding shares of Common Stock of Encore dated November 27, 1998, the Company acquired all of the outstanding Common Stock of Encore in exchange for an initial issue of 5,500,000 shares of the Company's Common Stock (the "Transaction"). The Agreement additionally provides for the issuance of an additional 2,000,000 shares of Common Stock as follows:
(i) 1,000,000 shares to be issued if the consolidated net revenues of the Company are at least $8,000,000 for the twelve month period commencing March 1, 1999; and (ii) 1,000,000 shares if the consolidated net revenues of the Company are at least $15,000,000 (on a non-cumulative basis) for the twelve month period commencing March 1, 2000.

   Encore is a recently organized corporation that was established to conduct a business of distributing health related products through a network of independent distributors. It is anticipated that Encore, an Oklahoma corporation, will be merged with a Nevada corporation and its name will be changed to VisionQuest Worldwide, Inc. Encore will operate from headquarters in Las Vegas, Nevada. Encore's business plan provides for the development of a complete line of nutri-ceutical and homeopathic products. These products will be marketed through a national network of distributors.

   As of November 1, 1994, the Company was indebted to Walter G. Cook (who was president and a director of the Company until the consummation of the Transaction on November 27, 1998) and a corporation owned by him in the amount of $678,083 representing an aggregate of unpaid principal and interest on loans made by Mr. Cook to that date since he became the principal shareholder of the Company in 1975. Such loans bore interest at rates of 8-10% per annum. During the three year period ended October 31, 1997, as a result of additional loans made by Mr. Cook to the Company and accrued interest, $778,001 of principal and interest was owed to Mr. Cook and the aforesaid corporation as of October 31, 1997 (the "Cook Loans"). The debt of $778,001 accrued interest at the rate of 12% per annum from October 31, 1997. On October 14, 1998, the Company paid down the Cook Loans by $150,000 and on November 20, 1998, the unpaid principal and interest on the Cook Loans was $725,711.36.

   On November 20, 1998, the two properties owned by the Company, consisting of an office building in Hurst, Texas and 65 undeveloped acres of realty in Forrest Hill, Texas, certain assets related to the Hurst office building and a $3,000 note payable to the Company were transferred to Walter G. Cook in satisfaction of the Cook Loans. In connection therewith, Mr. Cook assumed payment of a $150,000 mortgage loan on the two properties, on which $145,942.91 was owed, and certain obligations owing on the two properties. In the determination of the then Board of Directors of the Company, the fair market value of the assets transferred to Walter Cook in satisfaction of the Cook Loans was not in excess of the amount then owned on the Cook Loans.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Financial Statements

    (a) Financial Statements of Encore: Will be filed by Amendment not later than 60 days from November 27, 1998.

    (b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S- X: Will be filed by Amendment not later than 60 days from November 27, 1998.

Exhibits

     20.1 Registrant's Schedule 14(f)(1), Information Statement Pursuant to
Section 14(f) of the Securities Exchange Act of 1034 and Rule 14(f)(1) thereunder (filed with the Commission on November 15, 1998, and incorporated herein by reference).

    99.1 Stock Exchange Agreement dated November 27, 1998 by and among the Company and the shareholders of Encore.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           Continental Heritage Corporation
                              (Registrant)


Date: December 7, 1998.    by:  /s/ Steve Gould
                                    Steve Gould
                                    President and Principal
                                    Executive Officer

EXHIBIT 99.1

                            STOCK EXCHANGE AGREEMENT

 This Stock Exchange Agreement (the "Agreement"), entered into this 27th day of November, 1998, by and among Continental Heritage Corporation, a Delaware corporation ("CHC"), and Robert Bray ("Bray"), Steve Gould ("Gould"), Gerald M. Holland ("Holland") and Lee Kaplan ("Kaplan") (such persons are sometimes hereinafter collectively referred to as the "Shareholders" and individually as "Shareholder").

                             W I T N E S S E T H :

  WHEREAS, Encore International, Inc. ("Encore"), an Oklahoma corporation, has an authorized capital stock of 50,000 shares of Common Stock, $.01 par value ("Encore Common Stock"), of which 10,000 shares are issued and outstanding and owned as follows: Gould - 4,275 shares; Kaplan - 4,275 shares; Bray - 1,000 shares; and Holland - 450 shares; and

  WHEREAS, CHC desires to acquire all of the outstanding shares of Encore Common Stock from the Shareholders, and, in exchange therefor, initially issue to the Shareholders 5,500,000 shares of its voting Common Stock, $.10 par value ("CHC Common Stock"), with such Shareholders being entitled to receive up to an additional 2,000,000 shares of CHC Common Stock as hereinafter provided in the Agreement; and

  WHEREAS, the parties hereto desire that such exchange of the Encore Common Stock for CHC Common Stock shall be a tax free exchange under the provisions of
Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended.

  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1
                           EXCHANGE OF STOCK; CLOSING

   Section 1.1. Exchange of Stock.
 At the Closing (as defined in Section 1.3), each Shareholder shall transfer and assign to CHC all of his respective holdings of Encore Common Stock, to-wit, an aggregate of 10,000 shares of Encore, by delivering to CHC stock certificates representing such shares duly endorsed for transfer. In exchange therefor, CHC shall issue to each Shareholder the number of shares of CHC Common Stock set forth in the next succeeding sentence of this Section 1.1. To effect such issue of its shares of its Common Stock, CHC shall prepare and issue an irrevocable letter of instructions, dated as of the Closing Date (as defined below), addressed to CHC's Registrar and Transfer Agent, Fidelity Transfer Company, Salt Lake City, Utah ("Fidelity") directing and authorizing Fidelity to issue certificates representing 5,500,000 shares of CHC Common Stock as follows:

                To Gould - 2,351,250 shares of CHC Common Stock To Kaplan - 2,351,250 shares of CHC Common Stock To Bray - 550,000 shares of CHC Common Stock To Holland - 247,500 shares of CHC Common Stock

  Notwithstanding the foregoing, each Shareholder shall have the right to have the shares of CHC Common Stock initially issuable to him to be issued directly to his spouse or a legal entity in which all of the equity is owned by such Shareholder or his spouse and such entity is under the control of such Shareholder or his spouse. In such case, the spouse or entity shall be required to deliver to CHC written representations similar to those set forth in Section 2(k) hereof in order for the shares to be registered in the name of such spouse or other entity.

  Section 1.2. Additional Shares
     (a) If the net sales of CHC on a consolidated basis for the twelve (12) month period commencing March 1, 1999 should equal or exceed $8,000,000, CHC shall issue and deliver to the Shareholders an additional 1,000,000 shares of CHC Common Stock.

    (b) If the net sales of CHC on a consolidated basis for the twelve (12) month period commencing March 1, 2000 should equal or exceed $15,000,000, CHC shall issue and deliver to the Shareholders an additional 1,000,000 shares of CHC Common Stock.

    (c) The net sales of CHC on a consolidated basis for each of the twelve
(12) month periods commencing March 1, 1999 and Mach 1, 2000 shall be determined in accordance with generally accepted accounting principles applied on a consistent basis and on a non-cumulative basis. Net sales for a period prior to the commencement of the twelve (12) month period in question shall not be utilized in determining the amount of net sales for such twelve (12) month period. The determination of the amount of net sales of CHC on a consolidated basis shall be made by independent accountants then acting as auditors for CHC, whose determination shall be conclusive and binding on CHC and the Shareholders.

     (d) The additional shares of CHC Common Stock that may be issued to the Shareholders under the provisions of this Section 1.2 shall be issued to them based upon the following percentages of the number of shares so to be issued:
Gould - 42.75%; Kaplan - 42.75%; Bray - 10%; and Holland - 4.5%.

     (e) The right of each of the Shareholders to receive his portion of the additional shares of CHC Common Stock that may be issuable under the provisions of this Section 1.2 shall be non- assignable and any attempt to assign such
right shall be null and void. 	(f)	In the event the outstanding shares of
Common Stock of CHC are at anytime during and prior to the issue by CHC of any additional shares of its Common Stock by reason by the provisions of this
Section 1.2 increased or decreased or are changed into or exchanged for any different number or kind of shares or other securities or properties of CHC or any other corporation through a reorganization (including a merger or sale of assets) recapitalization, stock- split, or combination of shares or any stock dividends or distributions are made with respect to such shares of Common Stock, the number of shares of Common Stock of CHC or kind of securities or properties included in the additional shares of CHC Common Stock to the extent not theretofore issued shall be appropriately adjusted to reflect the occurrence of such event so as to give each Shareholder the stock, securities or other properties to which he would have been entitled had he received his portion of the additional shares immediately prior to the occurrence of such event.

     Section 1.3. The Closing. The exchange of shares of CHC Common Stock for the shares of Encore Common Stock, as set forth in Section 1.1 hereof (the "Closing"), shall take place at the offices of Greenberg Traurig, P.A., 777 South Flagler Drive, West Palm Beach, Florida or at such other location as the parties may determine, immediately following the execution and delivery of this Agreement ("Closing Date"), or such other time or place as the parties hereto shall agree to in writing.

     Section 1.4. Closing Information. The parties hereto, at or prior to the Closing Date, shall deliver to each other the documents, financial statements and other information identified or described in this Agreement (the "Closing Information"). All actions taken and Closing Information delivered at the Closing or prior thereto shall be deemed taken or delivered simultaneously at the Closing and no action shall be deemed taken, or any Closing Information deemed delivered, until all actions have been taken and all Closing Information has been delivered.

     Section 1.5. Directors and Officers of CHC. At the Closing, the directors and officers of CHC shall submit their resignations and, at the same time, shall elect new directors designated by the Shareholders. Information with respect to such designees complying with Section 14(f) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder, shall be prepared by the Shareholders prior to Closing for submission to Fidelity, so that it may be mailed by Fidelity to all CHC Shareholders as of, or promptly after, the Closing. Following the requisite ten-day period following such mailing and the filing of such information with the SEC, the resignations of CHC's current directors and officers and the election of the Shareholders designated directors shall become effective.

                                   ARTICLE 2
                  REPRESENTATION AND WARRANTIES OF THE PARTIES

     Section 2.1. Representations and Warranties of the Shareholders. Each of the Shareholders warrants and represents to CHC that:

     (a) Encore is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction where it owns property or where the nature of its business requires it to be qualified to do business. Encore has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

     (b) Each is the owner, beneficially and of record, of the Encore Common Stock set forth in the first preamble to this Agreement, free and clear of any liens, mortgages, claims, charges, security interests, encumbrances or other restrictions or limitations affecting such person's ability to transfer the same to CHC. By delivery of the Encore Common Stock to CHC at the Closing in exchange for CHC Common Stock, CHC will acquire good and marketable title to such securities, free and clear of any liens, mortgages, claims, charges, security interest or encumbrance. There is no right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise receive from each such person any shares of capital stock or any other securities of Encore, and neither has any such right, option or other agreement to acquire any such shares or other securities of Encore from Encore or any other person.

     (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which Encore or any Shareholder is a party or by which any of them may be bound or (ii) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body against or binding upon Encore or any of such persons.

     (d) Encore has authorized capitalization consisting of 50,000 shares of Common Stock, $.01 par value. As of the date of this Agreement there are issued and outstanding 10,000 shares of such Common Stock, all of which are owned beneficially and of record by the Shareholders in the amounts set forth in the preambles to this Agreement. All of the outstanding shares of capital stock of Encore have been duly authorized, validly issued and are fully paid and nonassessable. There are no other classes of capital stock of Encore authorized or outstanding. There are no outstanding options, warrants, calls, rights to subscribe or commitments of any kind relating to unissued or issued but not outstanding shares of Encore Common Stock or to any other securities of Encore of any kind.

     (e) Encore does not have any Subsidiaries (as hereinafter defined), nor does it directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other person including but not limited to joint ventures and partnerships. As used herein, the term "Subsidiaries" shall mean any corporation, person, firm or other entity as to which Encore directly or indirectly owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of such person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person.

     (f) (i) The financial statements of Encore, including the footnotes thereto, delivered to CHC as part of the Closing Information have been prepared in conformity with generally accepted accounting principles and fairly present the financial condition and results of operations of Encore as of July 31, 1998
and for period then ended. 		(ii)	Since the date of the Balance Sheet of Encore
included in such financial statements, there has been no material adverse change in the assets, properties, business operations or financial condition of
Encore.

     (g) Encore has recorded no income tax liability on the Balance Sheet included in the financial statements of Encore. The total amounts set up as liabilities for current and deferred taxes on the Balance Sheet in such financial statements are sufficient to cover the payment of all claims, whether known or unknown, with respect to all Taxes (as hereinafter defined). Encore has filed all federal, state and local tax returns which are required to be filed or has requested extensions thereof and has paid all Taxes shown on such returns and all assessments received by it to the extent that the same have become due except as shown on the aforesaid Balance Sheet. Encore has not agreed nor is it required to make any adjustment under the provisions of the Internal Revenue Code or any similar state or local law by reason of a change in accounting method or otherwise. To the best knowledge of each of the Shareholders there are no pending claims, other than those described on
Schedule 2.2(g) with respect to Taxes. Neither the Federal income tax returns of Encore nor its state and local returns (measured, in whole or in part, by income) have been audited. As used herein the term "Taxes" shall include all income tax liability, deferred income tax liability and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income and whether or not assessed or disputed, that are payable or deferrable, by Encore through July 31, 1998, or as to which Encore may have any liability for taxable periods ending on or before such date, and all deficiencies or other additions to tax, interest and penalties owed by Encore or as to which Encore may have liability in connection with any of the foregoing.

    (h) Except as set forth on Schedule 2.2(h) or as reflected in the notes to the Financial Statements, Encore owns outright and has good and marketable title to all of Encore's Assets, including, without limitation, all of the assets, receivables and properties reflected on the Financial Statements, in each case free and clear of any lien, security interest or other encumbrance, except for (i) immaterial assets and properties; (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the date of the Balance Sheet included in Encore's Financial Statements; (iii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of material men, carriers, landlords and like persons, all of which are not yet due and payable, or (iv) minor liens or other encumbrances of a character that do not substantially impair the assets or properties of Encore or detract materially from their business.

     (i) As at the date of the Balance Sheet of Encore included in its financial statements, Encore did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation, known or reasonably anticipated, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of kind required by generally accepted accounting principles to be set forth on a financial statement ("Liabilities") which in the aggregate do not exceed $1,000, that were not fully and adequately reflected or reserved against on such Balance Sheet included in the financial statements. Except as set forth on Schedule 2.2(i), Encore does not have any Liabilities, other than (i) Liabilities fully and adequately reflected or reserved against on the Financial Statement, and (ii) Liabilities incurred since the date of the Balance Sheet in the ordinary course of business.

     (j) All documents, Schedules, Exhibits and other materials delivered or to be delivered by or on behalf of Encore to CHC in connection with this Agreement and the transactions contemplated hereby are to the best of their knowledge true and complete. The information furnished by or on behalf of Encore in connection with this Agreement and the transactions contemplated hereby does not to the best of their knowledge contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading. Other than economic conditions effecting the industries in which Encore operates, there is no fact known to any of the Shareholders which has not been disclosed to CHC in writing which materially adversely affects or, insofar as each Shareholder can now foresee will materially adversely affect Encore's assets and the operations or financial condition of Encore.

     (k) (i) The shares of CHC Common Stock which are being acquired by such Shareholder is being acquired for investment purposes only and not for the purpose of distribution.

      (ii) He shall not sell, transfer by any means or otherwise dispose of the CHC Common Stock acquired by him hereunder without registration under the Securities Act of 1933, as amended ("Act"), or in the event they are not registered, unless (A) an exemption from registration under the Act is available or (B) he has furnished CHC with notice of such proposed transfer, and CHC's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt or such Shareholder has furnished CHC with notice of such proposed transfer, together with an opinion of legal counsel reasonably satisfactory to CHC legal counsel, that in such counsel's opinion, such proposed transfer shall be so exempt.

      (iii) Such Shareholder understands that CHC may place stop transfer orders with its transfer agent against the transfer of the shares of CHC.

      (iv) Such Shareholder understands that certificates evidencing shares of CHC common stock issuable to the shareholder hereunder will have a legend endorsed thereon restricting transfer as set forth above.

     Section 2.2. Representations and Warranties of CHC. CHC warrants and represents to the Shareholders that:

     (a) It is a corporation duly organized, validly existing and in good standing under the laws of Delaware. CHC is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required. CHC has full power and authority to carry on its business as now conducted and is entitled to own, lease or operate all of its properties and assets wherever located.

     (b) It has full power and authority to enter into, deliver and perform this Agreement and it has been so authorized by its Board of Directors.

     (c) It is current in meeting all filing requirements with respect to taxes, securities or other reports required under laws or regulations to which it is subject and Federal and State taxes due, if any, have been paid in full.

     (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which CHC is a party or by which it may be bound or (ii) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body against or binding upon CHC.

     (e) CHC has authorized capitalization consisting of 10,000,000 shares of Common Stock, $.10 par value, and 2,000,000 shares of "blank-check" Preferred Stock, $.50 par value. As of the date of this Agreement there are issued and outstanding 1,373,860 shares of such Common Stock and no shares of the Series Preferred Stock. All of the outstanding shares of capital stock of CHC have been duly authorized, validly issued and are fully paid and nonassessable. There are no other classes of capital stock of CHC authorized or outstanding. There are no rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreement of any kind to purchase or otherwise to receive from CHC any of the authorized but unissued shares of the capital stock or any other securities of CHC and no securities or obligations of any kind convertible into such capital stock exist in favor of any person, firm or corporation.

     (f) Other than Apollo Enterprises, Inc., National Heritage Corporation and M.N. Properties, Inc., each of which is a Texas corporation, CHC does not have any Subsidiaries (as hereinafter defined), nor does it directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other person including but not limited to joint ventures and partnerships. As used herein, the term "Subsidiaries" shall mean any corporation, person, firm or other entity as to which CHC directly or indirectly owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of such person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person.

     (g) (i) The financial statements of CHC, including the footnotes thereto, delivered by CHC as part of the Closing Information have been prepared in conformity with generally accepted accounting principles and fairly present the financial condition and results of operations of CHC as of October 31, 1997 and July 31, 1998, and for the four (4) years and nine (9) months, respectively, then ended.

     (ii) Except as provided for in Section 3.1(h) of this Agreement, since
July 31, 1998 there has been no material adverse change in the assets,
properties or financial condition of CHC. 	(h)	CHC has recorded no income tax
liability on its Balance Sheets included in the financial statements of CHC.
The total amounts set up as liabilities for current taxes on the Balance Sheets in such financial statements are sufficient to cover the payment of all claims, whether known or unknown, with respect to all Taxes (as hereinafter defined).
CHC has filed all federal, state and local tax returns which are required to be filed or has requested extensions thereof and has paid all Taxes shown on such returns and all assessments received by it to the extent that the same have become due except as shown on the aforesaid Balance Sheet.  CHC has not agreed nor is it required to make any adjustment under the provisions of the Internal
Revenue Code or any similar state or local law by reason of a change in accounting method or otherwise. To the best knowledge of CHC, there are no pending claims, other than those described on Schedule 2.3(h) with respect to
Taxes.  Neither the Federal income tax returns of CHC nor its state and local returns (measured, in whole or in part, by income) have been audited.  As used herein the term "Taxes" shall include all income tax liability, deferred income tax liability and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income and whether or not assessed or disputed, that are payable or deferrable, by CHC through July 31, 1998, or as to which CHC may have any liability for taxable periods ending on or before such date, and all deficiencies or other additions to tax, interest and penalties owed by CHC or as to which CHC may have liability in connection with any of the foregoing.

     (i) Except as set forth on Schedule 2.3(i) or as reflected in the notes to the Financial Statements, CHC owns outright and has good and marketable title to all of CHC's Assets, including, without limitation, all of the assets, receivables and properties reflected on the Financial Statements, in each case free and clear of any lien, security interest or other encumbrance, except for
(i) immaterial assets and properties; (ii) assets and properties disposed of, or to be disposed of as provided in this Agreement; (iii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of material men, carriers, landlords and like persons, all of which are not yet due and payable, or (iv) minor liens or other encumbrances of a character that do not substantially impair the assets or properties of CHC or detract materially from their business.

     (j) As at the date of the July 31, 1998 Balance Sheet of CHC included in its financial statements, CHC did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation, known or reasonably anticipated, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of kind required by generally accepted accounting principles to be set forth on a financial statement ("Liabilities") which in the aggregate do not exceed $1,000, that were not fully and adequately reflected or reserved against on such Balance Sheet included in the financial statements. Except as set forth on Schedule 2.3(i), CHC does not have any Liabilities, other than (i) Liabilities fully and adequately reflected or reserved against on the Financial Statement, and (ii) Liabilities incurred since July 31, 1998 in the ordinary course of business.

     (k) All documents, Schedules, Exhibits and other materials delivered or to be delivered by or on behalf of CHC to the Shareholders in connection with this Agreement and the transactions contemplated hereby are to the best of CHC's knowledge true and complete. The information furnished by or on behalf of CHC in connection with this Agreement and the transactions contemplated hereby does not, to the best of CHC's knowledge, contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading.

                                   ARTICLE 3
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

     Section 3.1. Conditions Precedent to Obligations of CHC. The obligations of CHC under this Agreement are, at its option, subject to the satisfaction at the Closing on the Closing Date of the following conditions precedent:

     (a) The representations and warrants of the Shareholders contained in this Agreement were true when made.

     (b) Other than as set forth in the Schedules to this Agreement, there has been no materially adverse change in the financial condition, business or operations since the date of Balance Sheet of Encore, other than changes in the ordinary course of business which have not been materially adverse.

     (c) Each Shareholder shall have satisfied all the conditions and performed all the covenants and agreements on their part required by this Agreement to be satisfied and performed and shall not be in default under any of the provisions of this Agreement.

     (d) An executed opinion of Greenberg Traurig, P.A. counsel to the Shareholders, dated the Closing date, addressed to CHC, in form and substance reasonably acceptable to counsel to CHC, shall be delivered to CHC. In rendering such opinion, such counsel may rely as to factual matters on certificates of officers, directors, Shareholders, employees and attorneys of Encore and the Shareholders, and may also rely on certificates of government officers and on opinions of accountants and associated counsel, provided that such certificates or opinions and the identity of the person issuing the same were delivered and disclosed to CHC and its counsel on the Closing Date and are in the form and substance reasonably satisfactory to counsel to CHC.

     (e) Each of the Shareholders shall have delivered to CHC the stock certificates evidencing the shares of Encore Common Stock owned by each, each duly endorsed in blank.

     (f) The information required under Section 1.5 hereof with respect to the designees of the Shareholders to be the officers and directors of CHC shall have been delivered to CHC.

     (g) M.N. Properties, Inc. and Apollo Enterprises, Inc., wholly owned subsidiaries of CHC, shall have transferred and conveyed to Walter G. Cook their respective real properties, consisting of an office building in Hurst, Texas and 65 undeveloped acres of real property in Forest Hill, Texas, and other assets related to the Hurst, Texas office building, in full satisfaction of CHC's indebtedness to Walter G. Cook. Further, in connection with such conveyance, Walter G. Cook shall have assumed the $150,000 note and mortgage on the two properties.

     (h) Such certified resolutions, certificates, telephone confirmations, documents or instruments with respect to Encore as CHC may reasonably have requested prior to the Closing Date to carry out the intent and purpose of this Agreement shall have been delivered to CHC.

     Section 3.2.	Conditions Precedent to the Obligations of the Shareholders.
The obligations of the Shareholders under this Agreement are, at their option, subject to the satisfaction at the Closing on the Closing Date of the following conditions precedent:

     (a) The representation and warranties of CHC contained in this Agreement were true when made.

     (b) The irrevocable letter of instructions to Fidelity authorizing the issue of the CHC Common Stock as set forth in Section 1.1 of this Agreement shall have been delivered by CHC to the Shareholders.

     (c) An executed opinion of Walter G. Cook, Esq., counsel to CHC, dated the Closing Date, addressed to the Shareholders, in form and substance reasonably acceptable to counsel to the Shareholders, shall be delivered to the Shareholders. In rendering such opinion, such counsel may rely as to factual matters on certificates of officers, directors, Shareholders, employees and attorneys of CHC, and may also rely on certificates of government officers and on opinions of accountants and associated counsel, provided that such certificates or opinions and the identity of the person issuing the same were delivered and disclosed to CHC and its counsel on the Closing Date and are in the form and substance reasonably satisfactory to counsel to the Shareholders.

     (d) No litigation, proceeding, investigation or inquiry shall be pending or threatened to set aside the authorization of this Agreement or to enjoin or prevent the consummation of the transactions contemplated hereby.

     (e) Such certified resolutions, certificates, documents or instruments with respect to CHC as the Shareholders may reasonably have requested prior to the date hereof to carry out the intent and purpose of this Agreement shall have been delivered.

                                   ARTICLE 4
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations Contained in Agreement. The representations and warranties contained in this Agreement and in any schedules, certificates or other documents delivered pursuant hereto shall survive the execution and delivery hereof and the Closing for a period of three (3) years except for representations and warranties with respect to any and all tax matters which shall survive until any liability for such matters shall be barred by the
applicable statute of limitations. 	Section 4.2.	Entire Agreement.  This
Agreement sets forth the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement (written or oral) of intent. No provision of this Agreement shall be construed to confer any rights or remedies on any person other than the parties hereto.

     Section 4.3. Indemnification by the Shareholders. For claims asserted with respect to the matters set forth below, including tax matters, during the time periods set forth in Section 4.1 the Shareholders, jointly and severally agree to indemnify in respect of, and hold CHC and Encore harmless against, any and all damages, claims, deficiencies, losses, and all expenses (including interest, penalties, and reasonable attorneys' and accountants' fees and disbursements) (collectively, "Damages"), based upon, resulting from or otherwise in respect of any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of the Shareholders under this Agreement.

     Section 4.4. Indemnification by CHC. For claims asserted during the time periods set forth in Section 4.1, CHC agrees to indemnify in respect of, and hold the Shareholders harmless against, any and all Damages based upon, resulting from or otherwise in respect of any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of CHC under this Agreement.

     Section 4.5. Notice and Opportunity to Defend. The party claiming indemnification hereunder (the "Indemnified Party") shall give the other party (the "Indemnifying Party") written notice of any claim, event, misrepresentation, breach or occurrence giving rise to such claim for indemnification within 60 days of its discovery of any such claim, event, misrepresentation, breach or occurrence. Failure to give such notice within the aforesaid time period shall release the Indemnifying Party from any liability therefor under the provisions of Sections 4.3 and 4.4 hereof. The Indemnifying Party shall have the right at its sole cost and expense to:

      (a) cure the claim, event, misrepresentation, breach, or occurrence giving rise to the right of indemnification within 60 days following receipt of such notice; provided, however, that if such cure is commenced within such 60 day period and is pursued diligently and in good faith to completion, such period shall be extended for a reasonable sufficient period of time to enable such cure to be completed, or

      (b) defend any third party claim, other than a claim by or through any taxing authority, alleged to give rise to the right of indemnification with counsel satisfactory to the Indemnified Party, and the Indemnifying Party shall be liable to the extent of all Damages. In computing the amount for which any party is liable under this Agreement, there shall be deducted an amount equal to any tax savings or benefits, insurance recoveries, benefits or off-sets to which the Indemnified Party shall be entitled directly as a result of the Damages.

                                   ARTICLE 5
                            POST-CLOSING OBLIGATIONS

     Section 5.1. Further Assurances. Following the Closing, each of the parties hereto shall each execute and deliver such documents, and take such other action, as shall be reasonably requested by any of the other parties hereto to carry out the transactions contemplated by this Agreement.

     Section 5.2. Publicity. Except as otherwise permitted hereunder, the parties hereto shall not issue or make, or cause to have issued or made, any publicity release or announcement concerning the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by all parties.

                                   ARTICLE 6
                                 MISCELLANEOUS

     Section 6.1. Notices. All notices or other communications required or permitted by this Agreement shall be sufficiently given if in writing and only delivered (personally, by courier service such as Federal Express or by other messenger) or mailed by registered or certified mail, return receipt requested, as follows:

     If to the Shareholders, as follows:
             Gould - 2140 America's Cup Circle, Las Vegas, NV 89117 Kaplan - P. O. Box 23481, Federal Way, WA 98093
             Bray - 10009 Huntleigh Drive, Oklahoma City, OK 73120 Holland - 4860 NE 12th Ave., Ft. Lauderdale, FL 33334

     If  to CHC, as follows:
     1020 Macon Street, Ft. Worth, TX 76102
or to such other address as hereafter shall be furnished as provided in this
Section 6.1 by any of the parties hereto to the other party hereto.

     Section 6.2. Expenses. Each party will pay its or his own expenses with respect to the preparation of this Agreement and the documents attendant thereto.

     Section 6.3. Assignment and Amendment. This Agreement shall not be assignable by any party, and shall not be altered or otherwise amended except pursuant to a writing executed by all of the parties hereto.

     Section 6.4. Severability. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than
those as to which it is held invalid, shall not be affected thereby. 	Section
6.5.	Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all of the parties hereto.

     Section 6.6. Variation in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

     Section 6.7. Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 6.8. Controlling Law; Jurisdiction. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman. The Courts of the State of Texas or of the United States District Court, in Texas shall be competent Courts to adjudicate any disputes arising out of this Agreement and the parties hereto submit to the personal jurisdiction of each of such Courts and waive all rights to waive jurisdiction.

     Section 6.9. Entire Agreement. This Agreement contains the entire Agreement and understanding of the parties with respect to the subject matter hereof, and no variations hereof or alterations or amendments to this Agreement shall be binding unless made in writing and signed by all of the parties.

     Section 6.10. Exhibits and Schedules. All Exhibits and Schedules attached hereto are incorporated by reference into, and made a part of, this Agreement.

     Section 6.11. Headings. The Article and Section headings are for convenience only; they form in part of this Agreement and shall not affect its interpretation.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                       CONTINENTAL HERITAGE CORPORATION

                       By: /s/Walter G. Cook
                              President

                          /s/ Steven Gould
                              Steven Gould

                           /s/Lee Kaplan
                              Lee Kaplan

                          /s/ Robert Bray
                              Robert Bray

                           /s/Gerald M. Holland
                              Gerald M. Holland